EXHIBIT 10.56

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (the "Agreement"), effective as of Friday, June 24, 2005, between Goliath Solutions LLC ("Goliath"), with its principal office located at 540 Lake Cook Road, Suite 160, Deerfield, Illinois 60015 and Bulldog Technologies, Inc., ("Bulldog") with its principal office in 301-11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7, and collectively former Bulldog Employees as identified hereinafter.

R E C I T A L S:

A.         Goliath and Bulldog are parties to an Engineering Services Agreement, dated January 11, 2005 (the “Engineering Services Agreement”) and pursuant to which certain Employees of Bulldog were to be assigned to work on Goliath projects.

B.         On closing of the Bulldog’s Boulder office several of Bulldog’s Employees were transitioned to Goliath. Employee. As a consequence, the parties wish to mutually terminate their business relationship under the Engineering Services Agreement and to resolve all outstanding matters between them, including any potential claims, known or unknown and arising out of their past business relationship and the current employment by Goliath of the former Bulldog Employees.

NOW, THEREFORE, for the payments provided hereinafter and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	LEASE ASSIGNMENT	Goliath will:

a.         first, effect a novation of the lease, dated December 2, 2004 (the “Lease”), between Bulldog and Tierra Building LLC (the “Landlord”) in connection with the premises located at 4720 Walnut Street, Suite 102, Boulder, Colorado (the “Premises”) enter into a new lease agreement with the Landlord and will obtain a release from the Landlord which releases Bulldog from any and all claims of any kind or causes of action, known or unknown, relating to the Lease; failing which

b.          assume the Lease, , in which case Bulldog and Goliath with execute the attached Assignment and Assumption of Lease, the attached Indemnity Agreement and Goliath will obtain the Landlord’s consent to such assignment and assumption.

c.          satisfaction of all other payment conditions imposed on Goliath herein and delivery of all materials required from Bulldog as required herein, which will be done concurrently on or about Friday, June 24, 2005.

2.          BULLDOG INVOICES Goliath shall pay to Bulldog, on June 28, 2005, all outstanding amounts for services provided or materials ordered and provided by Bulldog to Goliath prior to the mutual termination of the Engineering Services Agreement, which amounts shall include, without limitation, $89,982.09 representing invoices for engineering services rendered for May, 2005 and for materials consumed under the Engineering Services Agreement as invoiced in Bulldog Invoice Numbers C113, C114A, C114B, C114Cand C114D.

3.          PURCHASE OF OTHER ASSETS   Goliath shall pay to Bulldog, on June 28, 2005 $15,000.00 for the laboratory benches, cubicles, office furniture and all other leasehold improvements as located at the Premises, and Bulldog hereby assigns, conveys and transfers all such items to Goliath.

4.          BROKER COMMISSION Goliath and Bulldog agree to share equally the real estate broker's fee of $5,600.00 payable to facilitate discussions with the landlord and to effect either (i) an assignment of the Lease from Bulldog to Goliath and to obtain the Landlord's consent thereto, or (ii) a novation of the Lease in favour of Bulldog and to obtain the Landlord’s consent thereto.

5.          FORMER BULLDOG EMPLOYEES Goliath shall assume all wages and salaries for the month of June 2005 for each of John Pyne, Gordon Hardman, Michael Carpenter, Laura Baun, Jon Garcia and Joe Martinez (the “Former Bulldog Employees”) who have transitioned to Goliath. Goliath shall reimburse Bulldog, on June 28, 2005 for $6,030.84 representing the medical and dental insurance for the Former Bulldog Employees.

6.          WOLF ELECTRONIX, INC. Bulldog shall transfer to Goliath all outstanding contracts with Wolf Electronix, Inc. (“Wolf”) pertaining to any projects or parts or materials for Goliath. Goliath agrees to assume and pay for all invoices issued or to be issued by Wolf to Bulldog directly with Wolf. In addition, Goliath shall pay to Bulldog a 6% handling fee in connection with all purchases placed by Bulldog on Wolf and assumed by Goliath.

7.          TERMINATION OF PRIOR AGREEMENTS AND RELATIONSHIP The parties hereto mutually agree to terminate all prior agreements between them, except that all provisions pertaining to ownership of Goliath intellectual property and confidentiality of Goliath materials, as set forth in any such agreements, shall continue to be binding upon Bulldog as set forth in said agreements and shall survive the termination of said agreements, all as provided therein. Bulldog shall return to Goliath all Goliath materials and other proprietary information in the possession, custody or control of Bulldog related to the Engineering Services Agreement, and shall not itself use nor disclose the same to any third party.

8.          MUTUAL RELEASES AND COVENANT NOT TO SUE Subject to compliance with the terms of this Agreement and in consideration of the payments, lease undertakings, and other obligations assumed herein and the termination of services as provided herein, the parties hereto, including the Employees, for themselves, their affiliates, their successors, assigns, officers, directors, and agents, do hereby release each other and their respective affiliates, officers, directors, successors, assigns and agents, (and specifically also any of the Former Bulldog Employees who terminated his/her relationship with Bulldog and transitioned to an employment relationship with Goliath), from any claims of any kind or causes of action, known or unknown, and relating to any business dealings between Goliath and Bulldog and/or relating to any employment issues between Bulldog, the Former Bulldog Employees and their hiring by Goliath, except as otherwise provided herein. It is the intent of the parties that the foregoing mutual release be construed so broadly as to preclude any possible claim or cause of action of one party against the other or against the Former Bulldog Employees, except as otherwise provided herein, for any reason whatsoever occurring prior to the date hereof. Subject to Bulldog's continuing obligation under Paragraph 7 and except as otherwise provided herein, the parties covenant not to sue each other or any of the Former Bulldog Employees for any claims, known or unknown, relating to their past business relationship or any of the Former Bulldog Employee's termination of employment and their hiring by Goliath. The parties hereto agree that this Paragraph 7 does not release any of the Former Bulldog Employees from and does not prevent Bulldog from suing any of the Former Bulldog Employees for any breach of (i) any of their obligations set forth in those certain Confidentiality and Proprietary Rights Agreements entered into between Bulldog and each of the Former Bulldog Employees, or (ii) if there is a prohibition from soliciting any of Bulldog’s customers or Employees in an Employment Agreement entered into between Bulldog and any of the Former Bulldog Employees, the obligation not to solicit any of Bulldog’s customers or Employees.

9.          RELEASES AND COVENANT NOT TO SUE Subject to compliance with the terms of the Agreement and in consideration of the releases as provided herein, each of the Former Bulldog Employees does hereby release Bulldog and its respective affiliates, officers, directors, successors, assigns and agents from any claims of any kind or causes of action, known or unknown, and relating to any employment issues with Bulldog. It is the intent of the parties that the foregoing release be construed so broadly as to preclude any possible claim or cause of action by any of the Former Bulldog Employee’s against Bulldog for any reason whatsoever occurring prior to the date hereof. Each of the Former Bulldog Employees covenant not to sue Bulldog and its respective affiliates, officers, directors, successors, assigns and agents for any claims, known or unknown, related to any employment issues with Bulldog.

10.        COUNSEL All of the parties acknowledge that they have had the benefit of their own counsel in reviewing this Agreement.

11.        GOVERNING LAW This Agreement shall be construed in accordance with the laws of the State of Colorado, U.S.A.

12.        ENUREMENT This Agreement and all of the provisions thereof shall inure to and be binding upon the parties hereto, their affiliates, successors, and assigns.

13.        FURTHER ASSURANCES Goliath and Bulldog agree to perform such other acts and to execute, acknowledge and deliver such other documents and materials as reasonably necessary to effectuate the provisions and intent of this Agreement.

14.        CURRENCY Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

15.        INDEPENDENT CONTRACTOR - ED STRAZDES Although listed as a former Employee, Ed Strazdes and Bulldog agree that he shall be treated as an Independent Contractor. Bulldog shall pay in full the three invoices submitted by him, and the Release by Strazdes of Bulldog, as provided in paragraph 8, shall not be effective until such payment is made.

GOLIATH SOLUTIONS LLC

/s/ Robert N. Michelson

By: Robert N. Michelson

Its: CEO

BULLDOG TECHNOLOGIES

/s/ John M. Cockburn

By: John M. Cockburn

Its: President and Chief Executive Officer

EXECUTED by John Pyne in the presence of: /s/ Gordon Hardman Signature Gordon Hardman Print Name 3994 Promontory Court Address Boulder, CO 80304 Engineer Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Pyne John Pyne

EXECUTED by Gordon Hardman in the presence of: /s/ John Pyne Signature John Pyne Print Name 1854 Bll Drive Address Erie, CO 82516 Engineer Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Gordon Hardman Gordon Hardman

EXECUTED by Michael Carpenter in the presence of: /s/ Jordan Meier Signature Jordan Meier Print Name 4443 W. Schroder Drive Address Brown Deer, WI 53223 Front Desk Clerk Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Michael Carpenter Michael Carpenter

EXECUTED by Laura Baun in the presence of: /s/ Nathaniel Resmkofr Signature Nathaniel Resmkofr Print Name 61 Wesbourne Terrace Address Brooklane MA 02446 Programmer Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Laura Baun Laura Baun

EXECUTED by Jon Garcia in the presence of: /s/ Joe C. Martinez Signature Joe C. Martinez Print Name 860 Drake Street Address Denver, CO 80221 Technician Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jon Garcia Jon Garcia

EXECUTED by Joe Martinez in the presence of: /s/ Jon Garcia Signature Jon Garcia Print Name 12810 Jasmine St. Address Thornton, CO 80602 Technician Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Joe Martinez Joe Martinez

EXECUTED by Ed Strazdes in the presence of: /s/ John Pyne Signature John Pyne Print Name 1854 Bell Drive Address Erie, CO 80516 Engineer Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Ed Strazdes Ed Strazdes